Guardian Pharmacy Services Reports Third Quarter 2026 Financial Results; Raises Full-Year Guidance

ATLANTA, November 5, 2026 – Guardian Pharmacy Services, Inc. (NYSE: GRDN), one of the nation's leading long-term care ("LTC") pharmacy services companies, announced today its financial results for the third quarter ended September 30, 2026. The Company also raised its full-year guidance.
Third Quarter Financial Results

• Residents served ended the quarter at approximately 218,000, up 7% year-over-year.

• Reported Revenue of $371.1 million, inclusive of pricing decreases as a result of the IRA, down 2% year-over-year.

• Net Income of $19.1 million, compared to $9.6 million in the prior-year period.

• Adjusted EBITDA of $33.9 million, up 24% year-over-year.

• Diluted EPS of $0.29 for the quarter, with Adjusted EPS of $0.33.1

• Cash and cash equivalents totaled $119.7 million at quarter-end, with no long-term debt outstanding under our credit facility.

CEO Commentary

"We are very pleased with our third-quarter performance, highlighted by strong resident and prescription growth. Absent the price reductions from the IRA, revenues would have been up high single digits compared to the third quarter of 2025, mostly driven by organic growth,” said Fred Burke, President and Chief Executive Officer. "Our margin improvement demonstrates the scalability of Guardian's operating model, as well as the progress we are making in driving profitability and leverage across our growing resident base. This performance, together with our positive outlook for the remainder of the year, supports our decision to raise full-year guidance.”

Burke added, “With favorable industry fundamentals, a substantial runway for growth, and a liquid balance sheet, we believe Guardian is well positioned to generate durable growth and attractive long-term returns for shareholders."

FY 2026 Outlook – Updating Guidance

The guidance below excludes any future acquisitions.

	Updated Guidance	Previous Guidance
Revenue	$1.44 billion -$1.46 billion	$1.43 billion - $1.45 billion
Adjusted EBITDA	$136 million - $138 million	$129 million - $131 million

M&A and Greenfields

Guardian continued to advance its growth strategy during the quarter in both new and adjacent markets.

In July, Guardian completed the acquisition of Wellness Concepts, a long-term care pharmacy serving Virginia's Shenandoah Valley region. This pharmacy has an established reputation for high-quality service and care, and its integration is progressing as planned.

Guardian also completed the acquisition of certain assets of Nautilus, a pharmacy services provider that previously served assisted living communities across 14 states through a centralized mail-order model. Guardian successfully transitioned the acquired resident base to 18 existing pharmacies within Guardian’s network, providing these communities access to Guardian's locally managed, high-touch pharmacy services. The transaction offers an attractive opportunity to leverage existing infrastructure and operating capacity to generate incremental earnings with limited additional investment.

Subsequent to quarter-end, we added a small pharmacy in Sioux City, Iowa. Collectively, with our existing pharmacy in that area, it gives us a more significant presence in the Northwest part of the state.

Earlier this week, Guardian completed the acquisition of Van's Institutional Pharmacy, a well-established long-term care pharmacy serving communities across western Tennessee and Kentucky. With a history spanning more than 50 years, Van's brings a strong reputation for quality care and service. The acquisition increases Guardian's Tennessee footprint to five pharmacy locations.

1 Diluted EPS and Adjusted EPS include dilutive shares related to restricted stock units. See reconciliation of Adjusted EPS to Diluted EPS, the most directly comparable GAAP measure, below.

Guardian also made progress on its greenfield development initiatives. Its previously announced pharmacy in Lexington, Kentucky is now operational. We are also advancing plans to expand our presence in Texas and Alabama, with new locations in Houston and Huntsville, respectively. Each location will represent our second pharmacy in those states.

To support its expanding pharmacy network, Guardian continues to strengthen regional leadership and operational coordination, with a focus on sharing best practices, enhancing customer service, and capturing efficiencies while preserving the locally managed operating model that distinguishes the Company.

Share Structure and Insider Ownership

On September 27, 2026, approximately 13.5 million shares of Guardian's Class B common stock converted into Class A common stock, completing the two-year share conversion process that commenced with the Company's September 2024 corporate reorganization effected in connection with its initial public offering (“IPO”).

Prior to the conversion, Guardian's founders, executive officers, and certain other employees entered into lock-up agreements covering approximately 29.9 million shares, representing approximately 80% of the Class A shares held by founders, executive officers, and other pre-IPO employee shareholders. These shares remain subject to lock-up restrictions through September 14, 2027, subject to limited exceptions.

The substantial continued ownership by Guardian's founders, management team, and employees reinforces their long-term alignment with Guardian’s public shareholders.

Conference Call Details

Guardian will host a conference call to discuss these results today at 4:30 pm ET. The call can be accessed live by dialing +1 (833) 461-5787 for participants located in the United States and Canada, or +1 (585) 542-9983 for international participants, and referencing conference ID “969 326 559” A webcast replay will be available shortly after the call’s completion at https://investors.guardianpharmacy.com

About Guardian Pharmacy Services

Guardian Pharmacy Services is one of the nation’s leading long-term care pharmacy services companies. Through its locally‑based business model, Guardian partners with long-term care facilities (“LTCFs”) to deliver medications and a comprehensive suite of technology-enabled services designed to enhance care and improve adherence to drug regimens, helping to reduce the cost of care and improve clinical outcomes. With a growing network of more than 63 licensed pharmacies, 57 of which are full-service, Guardian is dedicated to providing exceptional service to approximately 218,000 residents (as of September 30, 2026).

Investor Contact: Ashley Stockton, Vice President, Investor Relations IR@guardianpharmacy.net

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are all statements other than those of historical fact. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and are forward-looking. These statements are often, but not always, made through the use of words such as “aims,” “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “should,” “will,” “would,” and similar expressions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, many of which are beyond our control. Such risks and uncertainties include: our ability to effectively execute our business and growth strategies, implement new initiatives and improve efficiency; our ability to effectively market and sell, customer acceptance of, and competition for, our pharmaceutical and health care services in new and existing markets; our relationships with pharmaceutical wholesalers and key manufacturers, LTCFs and health plan payors; our ability to maintain and expand relationships with LTCF operators on favorable terms; our ability to identify, complete and successfully integrate acquisitions; the impact of a national emergency, public health crisis, global pandemic or outbreak of infectious disease on our employees, business, supply chain and the LTCFs we serve; continuing government and private efforts to lower pharmaceutical costs, including by capping the prices for certain drugs and limiting pharmacy reimbursements; changes in, and our ability to comply with, healthcare and other applicable laws, regulations or interpretations; further consolidation of managed care organizations and other health plan payors and changes in the terms of our agreements with these parties; our ability to retain members of our senior management team, our local pharmacy management teams and our pharmacy professionals; our exposure to, and the results of, claims, legal proceedings and governmental inquiries; our ability to maintain the security and integrity of our operating and information technology systems and infrastructure (e.g., against cyber-attacks); product liability, product recall, personal injury or other health and safety issues related to the pharmaceuticals we dispense; the impact of supply chain and other manufacturing disruptions or trade policies related to the pharmaceuticals we dispense; the sufficiency of our sources of liquidity and financial resources to fund our future operating expenses and capital expenditure requirements, and our ability to raise additional capital, if needed; and the misuse or off-label use, or errors in the dispensing or administration, of the pharmaceuticals we dispense. We are subject to additional risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, which report is publicly available at www.sec.gov and via our website, investors.guardianpharmacy.com. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Guardian undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings. Copies of our reports are available on our website at no expense at investors.guardianpharmacy.com and through the SEC’s website at www.sec.gov.

Use of Non-GAAP Financial Measures

To supplement the results presented in our consolidated financial statements in accordance with GAAP, we also present Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS, which are financial measures not based on any standardized methodology prescribed by GAAP.
We define Adjusted EBITDA as net income before interest expense (income), income taxes, depreciation and amortization, as adjusted to exclude the impact of items and amounts that we view as not indicative of our core operating performance, including share-based compensation, certain legal and regulatory items, financing-related and other activities, and payor-reimbursement matters.
We define Adjusted Net Income as net income attributable to Guardian Pharmacy Services, Inc. before share-based compensation expense, certain legal and other regulatory items, financing-related and other activities, payor-reimbursement matters, amortization expense associated with acquisition-related intangible assets, and the income tax impact of the adjustments.
We define Adjusted EPS as Adjusted Net Income divided by the total weighted average of diluted shares for Class A common stock and Class B common stock.
Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS do not have a definition under GAAP, and our definition of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS may not be the same as, or comparable to, similarly titled measures used by other companies.
We use Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS to better understand and evaluate our core operating performance and trends. We believe that presenting Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS provides useful information to investors in understanding and evaluating our operating results, as it permits investors to view our core business performance using the same metrics that management uses to evaluate our performance.
There are a number of limitations related to the use of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS rather than the most directly comparable GAAP financial measure, including:
•    Adjusted EBITDA does not reflect interest and income tax payments that represent a reduction in cash available to us;
•Depreciation and amortization are non-cash charges and the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS do not consider the impact of share-based compensation; and
•Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS exclude the impact of certain legal and regulatory items, and payor-reimbursement matters which can affect our current and future cash requirements.
Because of these limitations, Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. You should consider Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS alongside other financial measures, including net income, diluted EPS, and our other financial results presented in accordance with GAAP.
A reconciliation of Adjusted EBITDA to net income and of Adjusted Net Income to Net Income Attributable to Guardian Pharmacy Services, Inc., the most directly comparable GAAP financial measures, are set forth below.
Guardian has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted net income within this release because Guardian is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence due to the variability and complexity of such items. These items include, but are not limited to, income taxes and share-based compensation. These items, which could materially affect the computation of forecasted net income, are inherently uncertain and depend on various factors that are not estimable at this time.

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share amounts)	December 31, 2025	September 30, 2026
Assets
Current assets:
Cash and cash equivalents	$65,619	$119,655
Accounts receivable, net	101,614	107,677
Inventories	43,359	57,051
Other current assets	11,042	10,434
Total current assets	221,634	294,817

Property and equipment, net	55,522	57,424
Intangible assets, net	18,475	20,842
Goodwill	79,743	81,954
Operating lease right-of-use assets	34,649	32,774
Deferred tax assets	2,199	2,618
Other assets	436	1,347
Total assets	$412,658	$491,776

Liabilities and equity
Current liabilities:
Accounts payable	$116,206	$126,307
Accrued compensation	15,048	19,874
Operating leases, current portion	7,150	7,632
Other current liabilities	22,299	25,276
Total current liabilities	160,703	179,089

Operating leases, net of current portion	29,992	27,962
Other liabilities	4,039	5,005
Total liabilities	$194,734	$212,056

Commitments and contingencies (see Note 6)

Equity:
Class A common stock - 700,000,000 shares authorized, par value $0.001; 36,253,744 and 63,320,300 shares issued and outstanding as of December 31, 2025 and September 30, 2026, respectively	36	63
Class B common stock - 100,000,000 shares authorized, par value $0.001; 27,066,890 and 22,004 shares issued and outstanding as of December 31, 2025 and September 30, 2026, respectively	27	—
Additional paid-in capital	139,353	146,982
Retained earnings	66,343	120,190
Non-controlling interests	12,165	12,485
Total equity	217,924	279,720
Total liabilities and equity	$412,658	$491,776

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share amounts)	2025	2026	2025	2026
Revenues	$377,427	$371,070	$1,051,069	$1,059,433
Cost of goods sold	302,706	285,847	843,853	817,857
Gross profit	74,721	85,223	207,216	241,576

Selling, general, and administrative expenses	58,367	60,160	165,277	178,194

Operating income	16,354	25,063	41,939	63,382

Other expenses (income):
Interest expense	160	177	502	485
Other expense (income), net	(437)	(1,091)	(887)	(11,165)
Total other expenses (income)	(277)	(914)	(385)	(10,680)

Income before income taxes	16,631	25,977	42,324	74,062
Provision for income taxes	7,038	6,857	14,631	19,277

Net income	9,593	19,120	27,693	54,785
Less net income (loss) attributable to non-controlling interests	(225)	440	(603)	938
Net income attributable to Guardian Pharmacy Services, Inc.	$9,818	$18,680	$28,296	$53,847

Net income per share of Class A and Class B common stock
Basic	$0.16	$0.29	$0.46	$0.85
Diluted	$0.15	$0.29	$0.45	$0.84
Weighted-average Class A and Class B common shares outstanding
Basic	62,124	63,343	62,071	63,330
Diluted	63,432	63,916	63,180	63,813

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
(In thousands)	2025	2026
Operating activities
Net income	$27,693	$54,785
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,594	17,716
Share-based compensation expense	12,770	7,528
Provision for losses on accounts receivable	3,110	4,116
Change in deferred tax asset	710	(419)
Other	585	(122)
Changes in operating assets and liabilities:
Accounts receivable	(11,593)	(9,771)
Inventories	(5,669)	(13,081)
Other current assets	858	(219)
Accounts payable	21,148	9,555
Accrued compensation	1,514	4,826
Other operating liabilities	(2,065)	4,543
Net cash provided by operating activities	65,655	79,457

Investing activities
Purchases of property and equipment	(15,318)	(13,663)
Payment for business combinations	(12,921)	(2,642)
Payment for asset acquisition	—	(4,400)
Other	724	746
Net cash used in investing activities	(27,515)	(19,959)

Financing activities
Proceeds from equity offering, net of underwriter fees	29,039	30,276
Repurchase of outstanding Class A common stock	(29,039)	(30,276)
Payments of equity offering costs	(1,594)	—
Repayment of notes payable	(497)	—
Principal payments on finance lease obligations	(3,393)	(3,214)
Contingent liability payments related to acquisitions	(2,259)	(1,700)
Contributions from non-controlling interests	1,619	1,180
Distributions to non-controlling interests	(189)	(1,798)
Other	—	70
Net cash used in financing activities	(6,313)	(5,462)

Net change in cash and cash equivalents	31,827	54,036
Cash and cash equivalents, beginning of period	4,660	65,619
Cash and cash equivalents, end of period	$36,487	$119,655

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$510	$450
Cash paid during the year for income taxes	$17,591	$20,702

Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment through finance leases	$3,623	$3,016
Non-cash equity contributions from non-controlling interests	$3,609	$—

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA AND ADJUSTED EPS TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2026	2025	2026
Net income	$9,593	$19,120	$27,693	$54,785
Add:
Interest expense (income), net	(133)	(813)	(203)	(1,733)
Depreciation and amortization	5,838	5,932	16,594	17,716
Provision for income taxes	7,038	6,857	14,631	19,277
EBITDA	$22,336	$31,096	$58,715	$90,045
Share-based compensation (1)	4,356	2,735	12,770	7,528
Certain legal & other regulatory matters (2)	435	19	1,057	37
Financing-related and other activities (3)	110	—	1,924	873
Payor-reimbursement matters (4)	38	3	1,193	(5,214)
Adjusted EBITDA	$27,275	$33,853	$75,659	$93,269
Net income as a percentage of revenue	2.5%	5.2%	2.6%	5.2%
Adjusted EBITDA as a percentage of revenue	7.2%	9.1%	7.2%	8.8%

Net Income attributable to Guardian Pharmacy Services, Inc.	$9,818	$18,680	$28,296	$53,847
Share-based compensation (1)	4,356	2,735	12,770	7,528
Certain legal & other regulatory matters (2)	435	19	1,057	37
Financing-related and other activities (3)	110	—	1,924	873
Payor-reimbursement matters (4)	38	3	1,193	(5,214)
Acquisition-related intangible asset amortization (5)	978	893	2,687	2,750
Income tax impact of adjustments (6)	(1,759)	(949)	(5,854)	(1,553)
Certain tax matters related to Corporate Reorganization and IPO (7)	1,725	—	1,725	—
Adjusted net income	$15,701	$21,381	$43,798	$58,268
Weighted average common shares outstanding used in calculating diluted U.S. GAAP net income per share	63,432	63,916	63,180	63,813
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per share	63,432	63,916	63,180	63,813

Diluted EPS	$0.15	$0.29	$0.45	$0.84
Adjusted EPS	$0.25	$0.33	$0.69	$0.91

(1)    See Note 8 - Share-based Compensation of the Notes to Unaudited Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 for further detail on the share-based compensation expense.

(2)    Represents non-recurring attorney’s fees, settlement costs and other expenses, and insurance reimbursements related to settlements, associated with certain legal proceedings. The Company excludes such charges and reimbursements, recorded as selling, general, and administrative expenses, when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion allows for consistent evaluation of operations.

(3)    Represents non-recurring costs associated with various financing-related activities included in the three and nine months ended September 30, 2025 and 2026, and costs to transition to a public company included in the three and nine months ended September 30, 2025.

(4) Represents non-recurring settlements, recorded as other income, proceeds received, recorded as revenue, and legal expenses, recorded as selling, general and administrative expenses, associated with payor reimbursement matters.

Settlements received associated with payor reimbursement matters, recorded as other income, were $0.0 million and $8.5 million during the three and nine months ended September 30, 2026, respectively, and $0.0 million during the three and nine months ended September 30, 2025.

Proceeds received associated with payor reimbursement matters, recorded as revenue, were $0.0 million during the three and nine months ended September 30, 2026, and $1.6 million during the three and nine months ended September 30, 2025.

Legal expenses associated with payor reimbursement matters, recorded as selling, general and administrative expenses, were $0.0 million and $3.2 million during the three and nine months ended September 30, 2026, respectively, and $1.7 million and $2.8 million during the three and nine months ended September 30, 2025, respectively.

On April 21, 2026, the Company executed a mutual release and settlement agreement related to a payor-reimbursement matter. As part of the settlement, the Company received an $8.5 million cash payment, which is recorded in Other expense (income) on the Condensed Consolidated Statement of Operations.

(5) Represents amortization expense associated with the acquisition-related intangible assets, such as customer lists and trademarks.

(6) Represents the income tax impact of non-GAAP adjustments, calculated using the estimated tax rate for the respective non-GAAP adjustment.

(7) Represents non-recurring income tax expense associated with the Corporate Reorganization and IPO. The Company excludes such charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion allows for consistent evaluation of operations.